Exhibit 10.35
SEVENTH AMENDMENT TO LEASE
This SEVENTH AMENDMENT TO LEASE (this "Amendment") is made effective as of June 1, 2012 (the "Effective Date"), by and between KBSII FOUNTAINHEAD, LLC, a Delaware limited liability company ("Landlord"), and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation ("Tenant").
RECITALS
A.Landlord and Tenant are parties to that certain Fountainhead Office Park Lease, dated June 29, 2009, as amended by that certain First Amendment to Lease, dated August 11, 2009, that certain Second Amendment to Lease, dated November 2, 2009, that certain Third Amendment to Lease, dated February 19, 2010, that certain Fourth Amendment to Lease, dated March 11, 2011, that certain Fifth Amendment to Lease, dated August 3, 2011 (the "Fifth Amendment"), and that certain Sixth Amendment to Lease, dated December 22, 2011 (as so amended, the "Lease") pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain real property and improvements thereon located at 1625 Fountainhead Parkway, Tempe, Arizona 85282 and 1601 Fountainhead Parkway, Tempe, Arizona 85282 (collectively, the "Premises").
B.The parties now wish to amend the Lease as of the Effective Date subject to and on the terms and conditions set forth below.
AMENDMENT
1.    Defined Terms. Terms in this Amendment shall have the same meaning as such terms have in the Lease and Work Letter unless otherwise noted in this Amendment.
2.    Lease Amendments.
(a)    Section l(f) of the Lease is hereby deleted in its entirety and replaced with the following:

"(f)	PREMISES AREA: Four Hundred Forty-Five Thousand Nine Hundred Fifty-Seven (445,957) rentable square feet."
(b)    Section l(j) of the Lease is hereby deleted in its entirety.
(c)    Section 1(k) of the Lease is hereby deleted in its entirety and replaced with the following:

"(k)	BASE MONTHLY RENT

Months	Base Monthly Rent *

6/1/11-8/31/11	$323,212.62
9/1/11-8/31/12	$855,865.81

9/1/12-8/31/13	$877,262.46
9/1/13-8/31/14	$899,194.02
9/1/14-8/31/15	$921,673.87
9/1/15-8/31/16	$944,715.71
9/1/16-8/31/17	$968,333.61
9/1/17-8/31/18	$992,541.95
9/1/18-8/31/19	$1,017,355.50
9/1/19-8/31/20	$1,042,789.38
9/1/20-8/31/21	$1,068,859.12
9/1/21-8/31/22	$1,095,580.60
9/1/22-8/31/23	$1,122,970.11

*plus applicable taxes
(d)    Section l(r) of the Lease is hereby deleted in its entirety.
(e)    Landlord and Tenant acknowledge and agree that: (i) the Premises has been re-measured in accordance with the terms of Section R-1 of Exhibit "K" to the Lease and the parties accept and confirm the Premises Area as set forth in Paragraph 2(a) above; (ii) based on the calculation of the rentable square footage of the Premises Area in accordance with the terms of the Lease, in accordance with the terms of Section 2(b) of the Work Letter, Tenant is entitled to an additional amount of Two Hundred Forty-One Thousand Forty-Five and No/100 Dollars ($241,045.00) as TI Improvement Allowance (the "Remaining Tenant Allowance"); and (iii) Tenant shall be entitled to apply the Remaining Tenant Allowance against either: (1) the cost of any improvements made by Tenant to the Premises; or (2) Base Monthly Rent payable by Tenant to Landlord under the Lease.
(f)    Landlord and Tenant acknowledge and agree that: (i) Tenant has satisfied the terms and conditions of Section 2(a) of the Fifth Amendment in their entirety; (ii) as a result of the adjustment to the rentable square footage of the Premises Area, Tenant owes Landlord back Base Monthly Rent in the amount of $136,936.36 for the months of June 1, 2011 through May 1, 2012 (the "Back Rent"); (iii) the Rent Credit shall be reduced by the Back Rent and such reduced amount shall be referred to herein as the Reduced Rent Credit; (iv) Tenant shall be entitled to apply the Reduced Rent Credit against Base Monthly Rent payable by Tenant to Landlord under the Lease for June 2012 and July 2012; and (v) following the date as of which Tenant shall have applied the Reduced Rent Credit against Base Monthly Rent payable by Tenant to Landlord under the Lease in accordance with the terms of Paragraph 2(f)(v) above, Landlord shall have satisfied its obligation under Paragraph 2(a) of the Fifth Amendment to provide Tenant with a One Million Dollar ($1,000,000.00) rent credit.
(g)    Landlord and Tenant acknowledge and agree that, notwithstanding anything to the contrary contained in the Lease, including, without limitation, the provisions of Section 13 of the Lease, the respective obligations of Landlord and Tenant relating to the matters specifically identified on Exhibit "A" attached hereto and incorporated herein by this reference shall be as set forth on such Exhibit "A".

Notwithstanding the foregoing, if Tenant fails to maintain and repair any element of the Premises which is denoted as "Tenant Responsibility" on Exhibit "A" attached hereto (other than Janitorial Services which shall remain Tenant's obligation in all events) in a first class manner as reasonably determined by Landlord, then, except as otherwise provided below, if Tenant shall fail to correct such deficient repair or maintenance within ten (10) business days following receipt of written demand from Landlord specifying the deficient repair or maintenance ("Landlord's Notice"), Landlord may enter upon the Premises and make such repairs and/or maintenance, and may thereupon assume responsibility for the continued maintenance and repair of such Tenant Responsibility item(s) for the duration of the Lease, with the reasonable costs of such maintenance and repairs performed by Landlord to be included in Expenses in accordance with the Lease. Notwithstanding the foregoing, if the nature of such deficient repair or maintenance is such that the correction takes longer than ten (10) business days following receipt of Landlord's Notice, Landlord shall not have the rights set forth above if Tenant is using commercially reasonable and diligent efforts to correct such deficient repair or maintenance and actually corrects such deficient repair or maintenance within a reasonable time following receipt of Landlord's Notice.
3.    Brokerage. Landlord and Tenant each represent and warrant to the other that neither has dealt with any real estate broker or agent in connection with this Amendment or its negotiation. Landlord and Tenant each agree to indemnify, defend and hold the other harmless for, from and against any cost, expense or liability (including attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Amendment or its negotiation as a result of the action of the indemnifying party.
4.    Fees and Costs. If any suit, action, arbitration or other proceeding, including, without limitation, an appellate proceeding, is instituted in connection with any controversy, dispute, default or breach arising out of this Amendment, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party all reasonable fees, costs and expenses (including the reasonable fees and expenses of attorneys, paralegals and witnesses) incurred in connection with the prosecution or defense of such proceeding, whether or not the proceeding is prosecuted to a final judgment or determination; provided, however, if there is no clear prevailing party, such fees, costs and expenses shall be borne as determined by the applicable fact finder.
5.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.    Ratification. Landlord and Tenant each hereby reaffirm its rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control.
7.    Counterparts. This Amendment may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Amendment on the dates written below their names.

LANDLORD:
KBSII FOUNTAINHEAD, LLC, a
Delaware limited liability company

By:	KBS Capital Advisors, LLC, a
Delaware limited liability company,
its authorized agent

By: /s/ Brent Carroll
Name: Brent Carroll 8/1/12
Its: Senior Vice President
TENANT:
THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation

By: /s/ Colette Temmink
Name: Colette Temmink
Title: VP. Real Estate & Facilities
7/16/12

Exhibit "A"
[see attached]

US Real Estate Limited Partnership/University of Phoenix Lease Agreement
OVERVIEW OF EXPENSES/RESPONSIBLE PARTY

Per Lease Dated: June 29, 2009
Tenant Takeover Date: June 1, 2011

Scope of Work	Vendor Providing Service (if known)	Landlord Responsibility	Tenant Responsibility	Operating Expenses Billed to Tenant	Notes
Mechanical Systems - HVAC/Chiller	Contractor: IMCOR				Installation warranty: 1 year
*Chemical/Water Maintenance	Vantage, LLC	X		X	
* HVAC/Chiller Repairs & Maintenance		X		X	
*Filter Replacement, coil cleaning		X		X	
*Inspections/Lubricating		X		X	
*Air quality/temperature controls/EMS		X		X	
Elevator (Total 14 - 4 - Garage 10 - Bldg elevators)	Contractor: Kone Elevator				Installation warranty: 1 year
*Preventative Maintenance Contract	Kone Elevator		X		No maintenance contract currently in place due to the elevators being under warranty - Kone bid (after warranty expires) $37,800/year for 14 elevators. *The landlord is agreeable to allowing JLL oversight of this maintenance responsibility, provided that JLL submit for advance approval a preventative maintenance program.*
*Annual Life Safety Inspections/Licensing			X		*The landlord is agreeable to allowing JLL oversight of this maintenance responsibility, provided that JLL submit for advance approval a preventative maintenance program.*
*Emergency Telephone Lines	Qwest		X		Qwest Contract in Landlords name - Will need to be changed to Tenants responsibility as of June 1, 2011
*Elevator monitoring	Kone Elevator		X		Monitoring agreement in Landlord name - $25/Mo
Electrical Systems	Contractor: Wilson Electric				Installation warranty: 1 year
*Unexposed electrical lying outside the Premises		X		X	
*Quarterly inspection of breakers/panels			X		*The landlord is agreeable to allowing JLL oversight of this maintenance responsibility, provided that JLL submit for advance approval a preventative maintenance program.*
*Annual infrared scans			X		*The landlord is agreeable to allowing JLL oversight of this maintenance responsibility, provided that JLL submit for advance approval a preventative maintenance program.*
*Maintenance of as-built CADD drawings			X		*The landlord is agreeable to allowing JLL oversight of this responsibility provided that a.) plans do not become proprietary to tenant or architect, and are delivered in full to landlord at expiration of term, and b.) updates are provided to landlord as they occur.*
*UPS System			X		
*Diesel back-up generator maintenance/testing		x	X		*The landlord is agreeable to allowing JLL oversight of the 10 story equipment maintenance responsibility, provided that JLL submit for advance approval a preventative maintenance program. A copy of the annual permit must also be provided. The landlord will retain maintenance of the 6 story equipment.*
Plumbing Systems	Contractor: Interstate Mech.				Installation warranty: 1 year
*Backflow prevention test/reporting to City of Tempe		X		X	
*Cleaning of grease traps			X		
*Exterior lines/ fixtures/valves/meters		X		X	
*Interior lines/fixtures/valves/meters			X		
Fire/Life Safety System	Contractor: Aero - Sprinklers				Installation warranty: 1 year
	Contractor: Netsian - Horns/Strobes				Installation warranty: 1 year

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Scope of Work	Vendor Providing Servic e (if known)	Landlord Responsibility	Tenant Responsibility	Operating Expenses Billed to Tenant	Notes
*Sprinkler riser flow-test inspections		X	[redacted]		Due to Landlord insurance requirements, the maintenance of this system must remain with the landlord.
*Fire alarm and sprinkler system inspections		X	[redacted]		Due to Landlord insurance requirements, the maintenance of this system must remain with the landlord.
*Fire alarm check valve inspections		X	[redacted]		Due to Landlord insurance requirements, the maintenance of this system must remain with the landlord.
*Portable fire extinguisher inspections/certification			X		
*Fire alarm monitoring	Netsian	X	[redacted]		Monitoring agreement in Landlord name - $25/Mo. *Due to Landlord insurance requirements, the maintenance of this system must remain with the landlord.*
Exterior Window Washing					
*Annual inspections of tie-back system		X		X	
*Exterior/interior window washing			X		*The landlord is agreeable to allowing JLL oversight of this maintenance responsibility, provided that exterior cleaning is performed at a minimum of 2 times per calendar year.*
Garage & Parking Lot Maintenanc e					
*Monthly sweeping contracts - garage & parking lot		X		X	
*Access gates & control equipment			X		
*Sealcoat/restriping/fire lane painting		X		X	
*Curbs and pothole repair		X		X	
*Signage maintenance, repairs, installations			X		
*Management of reserved parking/towing			X		
Interior/Exterior Lighting Maintenanc e	Contractor: Wilson Electric				Ballast/Fixture Warranty - 1 year (Excludes lamps)
*Exterior lighting ballast maintenance/repairs		X		X	
*Exterior bulb replacement		X		X	
*Interior lighting ballast maintenance/repairs			X		
*Interior bulb replacement			X		
Exterior Maintenanc e					
*Maintenance of on-site storm drains		X		X	
*Maintenance and licensing of drywells		X		X	
*Insect, rodent and bird extermination		X		X	
Owners Association Dues			X		
Landscaping / Grounds Maintenanc e	Contractor: ELS				90 Day Warranty
*Maintenance of turf, tress, shrubs, flowers		X		X	
*Replacement of hardscape (sidewalks, paving, etc)		X		X	
*Maintenance/repairs to lake		X		X	
*Maintenance/repairs of irrigation system		X		X	
*Replacement of plant material/granite - as required		X		X	
Janitorial Servic es					
*Cleaning services with tenant spaces/common areas			X		
*Management of day porter staff			X		
*Trash removal - Interior/Exterior			X		
*Management of recycling program			X		
*Dumpster maintenance			X		
*Procurement of paper and cleaning supplies			X		
*Floor, millwork and metal cleaning/polishing			X		
Utilities					
*Electrical Service (including transformers)			X		
*Domestic and irrigation water			X		

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Scope of Work	Vendor Providing Service (if known)	Landlord Responsibility	Tenant Responsibility	Operating Expenses Billed to Tenant	Notes
*Sewer Service			X		
*Natural Gas Service			X		
*Private water association fees			X		
*Telephone/fiber optic service			X		
Surveillance, Patrol and Security Service					
*Closed circuit TV Systems			X		
*Access/burglar alarms			X		
*Elevator alarms			X		
*Building/garage access systems			X		
*Security staff contracts			X		
*Mobile drive-by patrol contracts			X		
Interior Tenant Services					
*Adjustment, relocation or repairs to furniture			X		
*Alterations to tenant furnishings/equipment			X		
*Mail collection/distribution			X		
*Kitchen and cafeteria equipment			X		
*Insect and rodent extermination			X		
*Seasonal decorations			X		
*Tenant signage			X		
*Management of computer rooms			X		
Property Taxes					
*Review and appeal of property taxes			X		
*Payment of property taxes			X		
Insurance					
*Premises Casualty		X		X	
*Premises Liability - Secondary		X		X	
*Premises Liability - Primary			X		
*Personal Property			X		
General Building Maintenance					
*Foundations/subflooring		X		X	
*Bearing and exterior walls		X		X	
*Roof Maintenance - Repair/Replacement		X		X	
*Interior Walls/Entrances			X		
*Interior ceilings			X		
*Interior Windows			X		
*Exterior windows		X		X	
*Interior and exterior doors			X		
Management Fees	CBRE	X		X	As outlined in Management Agreement
*Manage repairs and scheduled maintenance Landlord					
*Prepare Budgets for Landlord and Tenant (if requested)					
*Prepare CAM Charge Reconciliations					
*Liaison between Landlord and Tenant					
*Insure Lease compliance					
*Prepare monthly billing statements to Tenant					
*Construction Management/approval of requested construction					
*Perform inspections of Tenant related maintenance					

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